Exhibit 1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121584) of sanofi-aventis of our report dated June 23, 2005 relating to the financial statements and supplemental schedule of Aventis Pharmaceuticals Puerto Rico Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
San Juan, Puerto Rico

June 23, 2005